Exhibit 99.1
Vaxxinity Reports Fourth Quarter and Full-Year

2021 Financial Results and Provides

Corporate Updates
DALLAS, March 24, 2022 (GLOBE NEWSWIRE) --

Vaxxinity,

Inc. (Nasdaq: VAXX), a U.S. company pioneering the

development of a new class of immunotherapeutic vaccines, today reported financial
results for the fourth quarter and full year

ended December 31, 2021.
“2021 was a transformational year

for Vaxxinity

as we completed an initial public offering

and bolstered our clinical research

and management teams in pursuit

of our mission to disrupt the existing
antibody therapy paradigm and democratize

health,” said Mei Mei Hu, CEO

of Vaxxinity.

“In the next 12 months we expect to demonstrate

our strength of execution by meaningfully

advancing multiple
pipeline programs through and into the clinic.

We look forward to key topline

readouts including UB-312 Phase

1 in Parkinson’s patients,

UB-612 Phase 3 as a heterologous boost

against Covid-19, as
well as proof of concept data in non-huma

n

primates for our anti-PCSK9

vaccine candidate for high cholesterol. We also expect to initiate first-in-human trials for UB-313, our anti-CGRP vaccine
candidate for migraine as well as to begin late-stage

development of UB-311

in mild Alzheimer’s disease with a global

Phase 2b trial.”
2021 and Recent

Pipeline Developments
UB-311 targets toxic

forms of aggregated amyloid

-β in the brain to fight Alzheimer’s disease (AD).
●
Phase 1, Phase 2a and Phase 2a Long

Term

Extension trials have shown UB-311

to be well tolerated in mild-to-moderate

AD patients over three years of repeat dosing. We expect to initiate the late-stage development of UB-311 with a Phase 2b trial in late 2022.
UB-312 targets toxic forms of aggregated

α-synuclein in the brain to

fight Parkinson’s disease (PD)

and other synucleinopathies.
●
In January 2022, we began dosing Parkinson’s disease (PD) patients in Part B of its double-blinded, placebo-controlled Phase 1 trial of UB-312 in the

Netherlands. The Company expects

to
complete an end-of-treatment analysis

of Part B in the second half of 2022.
●
Also in January 2022, we announced a grant award from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) to support our Phase 1 study,

specifically for the exploration of markers
for target engagement in individuals

with PD.
UB-313 targets calcitonin

gene-related peptide

(CGRP) to fight

migraines.
●
Investigational new drug application (IND)-enabling studies are ongoing and we anticipate submitting a clinical trial

application (CTA) or an IND in

2022.
UB-612 employs a “multitope”

approach to neutralizing the ancestral

SARS-CoV-2 virus and its

variants.
●
In March 2022, we began a Phase 3 heterologous

boost study of UB-612 designed to demonstrate

the potential for UB-612 to boost immunity

against Covid-19 in subjects who have previously
received primary immunization from mRNA,

adenovirus vector,

or attenuated virus vaccines. This is a head-to-head study designed to demonstrate noninferior neutralizing antibodies compared to the other three platforms. The Company

expects a topline readout in the second

half of 2022.
●
In February 2022, we announced results

from studies demonstrating the

ability of UB-612 to elicit a broad immune

response against multiple variants of concern, and specifically more than three-
times higher titers of neutralizing antibodies against the Omicron variant of SARS-CoV-2 than an approved mRNA vaccine with boosters.

We published these data in a
preprint article , and plan to
present the findings at World Vaccine

Congress in April 2022.
Anti-PCSK9 vaccine candidate.
●
We plan to select a lead

candidate upon delivering proof of concept data in non-human primates and initiate

IND-enabling studies in 2022.
2021 and Recent

Corporate Updates
New Leadership and Board Appointments.
In January 2022, the Company appointed Jason Pesile, MBA, CPA,

as Senior Vice President, Finance & Accounting and George

Hornig, Chairman of
Xometry, to

its Board of Directors. On March 31, 2022, Peter Powchik,

MD, will join Vaxxinity’s

Board of Directors.
Completed Initial Public Offering

(IPO).
On November 15, 2021, the Company

closed its IPO of Class A common

stock at a public offering price

of $13.00 per share. Including shares

issued pursuant
to the exercise of the underwriters’ option,

the Company issued 6,537,711

shares of Class A common stock,

and received aggregate proceeds,

net of underwriting discounts and

commissions and other
offering expenses, of approximately

$71.1 million. Vaxxinity’s

class A common stock began trading on The

Nasdaq Global Market on November

11, 2021, under

the ticker symbol “VAXX.”
Fourth Quarter and Year

End 2021 Financial Results
As of December 31, 2021, cash and cash equivalents

were $144.9 million, as compared to $31.1 million

at December 31, 2020.
Comparison of three months ended December

31, 2021 to three months ended December 31,

2020
Research and development (R&D)

expenses for the three months ended

December 31, 2021 were $17.3 million compared

to $8.5 million for the three

months ended December 31, 2020.

The $8.8
million increase consisted of increases

in program-specific costs

of $6.3 million and non-program costs

of $2.5 million. Of the program-specific

increase, $4.0 million was related to our UB

-612 clinical
trial in Taiwan

(primarily consisting of materials and manufacturing costs),

and $1.0 million related to pre-clinical activities related to our UB-312 program.

The non-program increase was

driven primarily
by an increase of $2.4 million in personnel

costs (including $0.6 million of

stock-based compensation).
General and administrative (G&A) expenses

for the three months ended Decem

ber 31, 2021 were $30.5 million

compared to $2.8 million

for the three months ended December 31, 2020,

respectively.
The $27.7 million increase was primarily related

to a $23.9 million increase in stock-based compensation,

including $23.1 million of performance

-based grants issued by United Neuroscience

(UNS), a
predecessor entity to Vaxxinity,

and upon the successful completion of the Company’s initial public offering in November 2021. The remaining $3.8 million increase consisted primarily

of $1.6 million
increase in personnel costs, as

well as increased costs related to becoming

a public company.
Net loss for the three months ended December 31, 2021 was $48.2 million or $0.48 per share compared to $12.7 million or $0.19 per share for the three months ended December 31, 2020.
Comparison of the year ended December

31, 2021 to the year ended December 31,

2020
Research and development (R&D) expenses

for the twelve months ended December

31, 2021 were $71.4 million compared

to $20.6 million for the twelve

months ended December 31, 2020.

The
$50.8 million increase consisted of an

increase in program-specific

costs of
$44.6 million and non-program costs of $6.2 million. Of the program-specific increase, $42.6 million was related to our UB-612 clinical

trial in Taiwan

(primarily consisting of materials

and manufacturing
costs, and related CRO costs). The non-program

increase was driven primarily by an increase

of $5.1 million in personnel costs

(including $1.2 million of stock-based compensation

).
General and administrative (G&A) expenses for the twelve months ended December 31, 2021 were $51.8 million compared to $12.2 million for the twelve months ended December 31, 2020. The $39.6
million increase was primarily related

to a $28.3 million increase in

stock-

based compensation, including $23.1 million

of performance-based grants previously

issued by UNS, earned upon the
successful completion of the Company’s

initial public offering in November

2021. The remaining $11.3

million increase consisted primarily

of a $4.7 million increase in personnel

costs, $2.6 million of
consulting and legal services, as

well as increased costs related to becoming

a public company.
Net loss for the twelve months ended December 31, 2021 was $137.2 million or $1.79 per share compared to $40.0 million or $0.61 per share for the twelve months ended December

31, 2020.
About

Vaxxinity
Vaxxinity,

Inc. is a purpose-driven biotechnology company

committed to democratizing healthcare

across the globe. The company is

pioneering a new class of synthetic,

peptide-based
immunotherapeutic vaccines aimed at

disrupting the existing treatment

paradigm for chronic disease, increasingly

dominated by monoclonal antibodies,

which suffer from prohibitive costs

and
cumbersome administration. The company’s proprietary technology platform has enabled the innovation of novel pipeline candidates designed to bring the efficiency of vaccines to the treatment of chronic diseases, including Alzheimer’s, Parkinson’s,

migraine, and hypercholesterolemia.

The technology is also implemented as part

of a COVID-19 vaccine program.

Vaxxinity

has optimized its
pipeline to achieve a potentially historic,

global impact on human health.
For more information about Vaxxinity,

Inc., visit www.vaxxinity.com

and follow us on social media @vaxxinity.
Forward-looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use

of certain words, including "believe,"

"may," “continue,”
“advancing,” and "will" and similar expressions,

are intended to identify forward- looking

statements. These forward-looking statements

involve substantial risks and uncertainties,

including statements
that are based on the current expectations

and assumptions of Vaxxinity’s

management about the development of

a new class of immunotherapeutic

vaccines and the innovation and efficacy

of
Vaxxinity’s

product candidates. Various

important factors could cause actual

results or events to differ

materially from those that may be expressed

or implied by our forward-looking

statements.

Additional important factors to be considered

in connection with forward-looking

statements are described in the

"Risk Factors" section of the Company's

Annual Report on Form 10-K filed

with the
Securities and Exchange Commission

on March 24, 2022. The forward-looking

statements are made as of this date and

Vaxxinity

does not undertake any obligation

to update any forward-looking
statements,

whether as a result of new information,

future events or otherwise, except

as required by law.

VAXXINITY,

INC.
Statement of

Operations (in Thousands)
Three Months Ended
December 31,
Twelve

Months Ended
December 31,
2020 2021 2020 2021
Revenue
$

0
$

0
$

557
$

66
Cost of revenue 0 0

52
1,937
Gross (loss) profit 0 0

505

(1,871)
Operating expenses:
Research and development 8,462 17,330 20,570 71,379
General and administrative 2,764 30,522

12,217 51,825
Total

operating expenses
11,226 47,852

32,787

123,204
Loss from operations (11,226) (47,852) (32,282) (125,075)
Other (income) expense:
Interest expense,

net
451 338 1,181 831
Change in fair value of convertible notes 980 0 5,761 2,667
Change in fair value of

simple agreement for future equity
0 0 615 8,365
Change in fair value of warrant liability 41 0 41 214
Foreign currency loss, net 22

2

77

23
Other (income) expense

1,494 340

7,675 12,100
Loss before income taxes (12,720) (48,192) (39,957) (137,175)
Provision for income taxes
Net loss
$

(12,720)
$

(39,957)
$

(137,175)
Net loss per share, basic and diluted (0.19) (0.48) (0.61) (1.79)
Weighted average common shares outstanding,

basic
and diluted
68,186,427 100,086,098 65,638,946 76,586,842
VAXXINITY,

INC.
Selected Balance Sheet Data (in Thousands)
December

31,
December

31,
2020
2021
Cash and cash equivalents
$ 31,143
$ 144,885
Total

assets
50,141 166,673
Total

liabilities
75,041 38,054
Total

stockholder's equity (deficit)
(24,900) 128,619
Investor Contact
Claudia Styslinger vaxxinity@argotpartners.com
Press Contact
Philip Cowdell media@vaxxinity.com